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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2002
                                                  ------------



                            VORNADO OPERATING COMPANY
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


          Delaware                No. 001-14525                22-3569068
----------------------------      -------------             -------------------
(State or Other Jurisdiction       (Commission                (IRS Employer
    of Incorporation)              File Number)             Identification No.)



 888 Seventh Avenue, New York, New York                            10019
----------------------------------------                         ----------
(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code (212) 894-7000
                                                    -------------



                                      N/A
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.   OTHER EVENTS.

            On May 29, 2002, the Board of Directors of Vornado Operating Company, a Delaware corporation (the "Company"), declared a dividend of one right (a "Right") for each outstanding share of common stock, par value $0.01 per share ("Common Stock"), of the Company, payable on June 7, 2002 to stockholders of record at the close of business on June 7, 2002 (the "Record Time"). In addition, the Company will issue one Right in respect of each common unit of limited partnership (a "Common Unit") in Vornado Operating L.P., a Delaware limited partnership (the "Partnership"), held by a limited partner other than the Company. As of May 29, 2002 there were 4,068,924 shares of Common Stock issued and outstanding, 1,114,926 shares of Common Stock reserved for issuance pursuant to employee benefit plans and 447,017 Common Units outstanding and held by limited partners other than the Company. The Company expects to issue the Rights pursuant to a Stockholder Protection Rights Agreement, dated as of May 29, 2002 (the "Rights Agreement"), between the Company and Wachovia Bank National Association, as Rights Agent (the "Rights Agent").

            The Rights Agreement provides that the Company will also issue one Right for each share of Common Stock or Common Unit issued after the Record Time and prior to the Separation Time referred to below (other than Common Units issued to the Company), and that the Company will in certain cases thereafter issue additional Rights in connection with the issuance of Common Stock pursuant to the terms of convertible or redeemable securities or options.

            The Rights Agreement was not adopted in response to any specific effort to acquire control of the Company. Rather, it was adopted to deter abusive takeover tactics that can be used to deprive stockholders of the full value of their investment.

            The Rights Agreement is not intended to -- and will not -- prevent a takeover of the Company at a full and fair price. Although the Rights may cause substantial dilution to any person if that person, together with that person's affiliates and associates (as defined in the Rights Agreement), acquires beneficial ownership (as defined in the Rights Agreement) of 10% or more of the Common Stock, the board of directors of the Company has the ability to redeem the Rights for $0.01 per Right and clear the way for any transaction that it determines to be in the best interests of the Company and its stockholders.

            The Company's certificate of incorporation currently has an ownership limitation which generally prohibits holders from acquiring beneficial ownership (as defined in the Company's certificate of incorporation) of more than 4.9% of the Common Stock and designates any shares over the limit as non-voting, non-participating "Excess Shares." However, although this provision was intended to afford some protection


                                Page 2 of 9 Pages
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against abusive takeover tactics, it was primarily designed to preserve certain tax attributes relating to the taxation of Vornado Realty Trust as a REIT; accordingly the definition of beneficial ownership is not the same under this provision as it is under the Rights Agreement. For example, shares held by a person's affiliates and associates are not aggregated with shares held by that person under the definition of beneficial ownership in the certificate of incorporation unless that person and those affiliates and associates are acting in concert with that person as a "group" or that person has constructive ownership of the shares held by those affiliates and associates for tax purposes. Accordingly, the ownership limitation in the certificate of incorporation offers protections which are similar to but not coextensive with the protections offered by the Rights Agreement.

            The Rights Agreement and the Rights do not in any way weaken the Company financially or interfere with its business plans. The initial issuance of the Rights has no accounting or tax consequences and will not change the way in which the Company's shares are traded.

            The following is a summary of the Rights Agreement and the Rights.

Various Defined Terms:  ACQUIRING PERSON: any person who, together with its affiliates and associates, is or becomes the beneficial owner of 10% or more of the Common Stock, with various exceptions described in the Rights Agreement including for certain pre-existing holders.

                        STOCK ACQUISITION TIME: the first time that any person becomes an Acquiring Person.

                        SEPARATION TIME: the earlier of (a) the close of business on the tenth business day after any person commences a tender offer that would result in such person becoming an Acquiring Person (or such later date as the Board may fix by resolution adopted prior to the Separation Time that would otherwise have occurred) and
                        (b) the Flip-in Time referred to below; provided that if the foregoing results in the Separation Time being prior to the Record Time, the Separation Time will be the Record Time; and provided further that if a tender or exchange offer referred to in clause (b) is canceled, terminated or otherwise withdrawn prior to the Separation Time without the purchase of any


                               Page 3 of 9 Pages
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                        shares of stock pursuant thereto, such offer will be
                        deemed, for purposes of the definition of Separation Time, never to have been made.

                        FLIP-IN TIME: the Stock Acquisition Time or such earlier or later date and time as the board of directors of the Company may fix by resolution adopted prior to the Flip-in Time that would otherwise have occurred.


Transfer of Rights;
Rights Certificates:    Prior to the Separation Time, the Rights will be
                        evidenced by, and trade with, the Common Stock and Common Units and will not be exercisable. After the Separation Time, the Rights Agent will mail Rights
                        Certificates to stockholders and unit holders and the Rights will trade independently from the Common Stock and Common Units.

Exercise of Rights
After Separation Time:  If a Separation Time occurs, each Right will initially entitle the holder to receive, for $13.50 (the "Exercise Price"), cash in an amount, or debt or other securities with a value, equal to the Closing Price of one share of Common Stock on the date of exercise, except that the Company will in its sole discretion have the option to deliver, in respect of the exercise of any Right, in lieu of the cash or debt or other securities referred to above, one share of Common Stock.

"Flip-in":              If a Flip-in Time occurs, then:

                        (a) Rights owned by the Acquiring Person or its affiliates or associates will automatically become void; and

                        (b) each other Right will automatically become a right to receive, for the Exercise Price, cash in an amount, or debt or other securities with a value, equal to (i) the Closing Price of a share of Common


                               Page 4 of 9 Pages
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                              Stock on the date of exercise times (ii) that
                              number of shares of Common Stock having an aggregate Market Value (based on closing prices during an averaging period ending shortly before the date the Flip-in Time occurs) equal to twice the Exercise Price, except that the Company will in its sole discretion have the option to deliver, in respect of the exercise of any Right, in lieu of the cash or debt or other securities referred to above, the number of shares of Common Stock described in (ii) above.


Exchange Option:        At any time after the Flip-in Time and before an
                        Acquiring Person becomes the beneficial owner of more than 50% of the outstanding Common Stock, the Board may, in lieu of allowing Rights to be exercised, require each outstanding Right to be exchanged for cash in an amount, or debt or other securities with a value, per exchanged
                        Right equal to the Market Value of a share of Common
                        Stock (based on closing prices during an averaging period ending shortly before the date the Company mails the notice of exchange), except that the Company will in its sole discretion have the option to deliver, in respect of each exchanged Right, in lieu of the cash or debt or other securities referred to above, one share of Common Stock.


"Flip-over":            After the Flip-in Time, if the Acquiring Person
                        beneficially owns 90% or more of the Common Stock or controls the Board of Directors, then the Company cannot consolidate or merge with, or sell assets aggregating more than 50% of its assets or generating more than 50% of its earning power to, any other person if the Acquiring Person is a party to that transaction or receives consideration in connection therewith that is not identical to the consideration generally available to the other holders of the Common Stock, unless each Right thereafter becomes a right to receive, for the Exercise Price, cash in an amount, or debt or other securities with a value, equal to (a) the Closing Price of a share of stock of the Acquiring Person or its parent corporation ("Flip-over Stock") on the date of exercise


                               Page 5 of 9 Pages
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                        times (b) that number of shares of Flip-over Stock
                        having an aggregate Market Value (based on closing prices during an averaging period ending shortly before the date the Flip-over event occurs) equal to twice the Exercise Price, except that the surviving company would in its sole discretion have the option to deliver, in respect of the exercise of any Right, in lieu of the cash or debt or other securities referred to above, the number of shares of Flip-over Stock described in (b) above.


Redemption:             The Rights may be redeemed by the Board, at any time
                        before the Flip-in Time, at a Redemption Price of $0.01 per Right, payable at the Company's option in cash or in debt or other securities.


Power to Amend:         The Board may amend the Rights Agreement and the Rights
                        in any respect before the Flip-in Time. Thereafter, the Board may amend the Rights Agreement and the Rights only in respects not materially adverse to Rights holders generally or as required to comply with customary anti-dilution adjustment provisions.

Anti-dilution
Adjustments:            The Exercise Price, the number of Rights, the redemption
                        price and the cash or debt or other securities receivable upon exercise of the Rights are subject to adjustment from time to time in the manner provided in the Rights Agreement to prevent dilution in the context of various specified transactions.

Expiration:             The Rights will expire in ten years from the date of
                        issuance unless they expire earlier as provided in the Rights Agreement.


            The form of the Rights Agreement (which includes as Exhibit A the forms of Rights Certificate and Election to Exercise) is attached hereto as an exhibit and is incorporated herein by reference. The foregoing description of the Rights and the Rights


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Agreement is qualified in its entirety by reference to the Rights Agreement and such exhibit thereto.

ITEM 7.   EXHIBITS.

      (4.1) Form of Rights Agreement, which includes as Exhibit A the forms of Rights Certificate and Election to Exercise.

      (99.1) Press Release, dated May 29, 2002, issued by Vornado Operating
             Company.


                               Page 7 of 9 Pages
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                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 Vornado Operating Company

                                                 By /s/ Joseph Macnow
                                                    ---------------------
                                                    Name: Joseph Macnow
                                                    Title: Executive Vice
                                                           President -- Finance
                                                           and Administration


Date: June 3, 2002


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                                  EXHIBIT INDEX


Exhibit No.           Description
   (4.1)              Form of Stockholder Protection Rights Agreement,
                      dated as of May 29, 2002 (the "Rights Agreement"),
                      between Vornado Operating Company (the "Company")
                      and Wachovia Bank National Association, as Rights
                      Agent, including as Exhibit A the forms of Rights
                      Certificate and of Election to Exercise.

  (99.1)              Press Release, dated May 29, 2002, issued by
                      Vornado Operating Company.



                               Page 9 of 9 Pages